Exhibit 10.4

Agreement for the Transfer of Properties

Transferor: Tianjin Qi Shi Leather Co. Ltd (Party A)
Transferee: Tianjin Boai Pharmaceutical Co. Ltd (Party B)

WHEREAS, Party A does not intend to carry its business on, under the principle of equality and mutual benefit, Parties make this agreement regarding on transfer of Party A’s manufacture facilities located in Jinghai Distrcit, Tianjin through friendly negotiation as below:

Clause 1 Instruction for transferred target:

The transferred target is the Party A’s manufacture facilities located in Jinghai District, Tianjin, including the land use right of land area with 85,938.92 square meters, the properties of buildings with area of 22,000 square meters, the fencing, the green area, pipe line and other properties( more information provided in transferred properties list).

Clause 2 Instruction for transferring:

The specific scope for manufacture facilities which Party A will transfer to Party B is consistent with description stated in Clause 1.

Clause 3 Transfer Price

Through the friendly negotiation between all parties, the transfer price of transferred target (excluding the production equipment, raw material and inventories) is determined as 80,000,000 RMB. When the transfer of shares is finished, Party B shall not be responsible for any of liabilities of Party A.

Clause 4 Payment Term

When this agreement is signed between Parties, Party B should pays 30% of the transfer price equal to the amount of 24,000,000 RMB to Party A at first; the left of 70% shall be paid to Party A within 3 months. All fees related to this agreement, including notary fee and valuation fee, shall be individually borne by Party B.

Clause 5 Handover of Properties

(1)	Party A should deliver the land certificate, property ownership certificate and the certificates and licenses for the related real estate to Party B within 3 days after this agreement is dated;

(2)

Party A should deliver the administrative rights of manufacture facilities owned by Party A located in Jinghai District, Tianjin to Party B after liquidation of related properties in connection with manufacture facilities owned by Party A within 10 days after this agreement is dated;

(3)

Party A should assist Party B to transfer the certificates and licenses under the name of Party A for related rights in connection with manufacture facilities owned by Party A to under the name of Party B within 6 months after this agreement is dated;

(4)

For comprehensive consideration with respect to complexity in transfer procedure, slowness in transfer of the certificates and licenses for related rights, expensive expenses incurred in transfer procedure and other reasons, Party A hereby makes the warrants as below: Pursuant to the simplicity principle, the shareholders of Party A will agree to consider the acquisition of Tianjin Qi Shi Leather Co., Ltd to be the subsidiary of Party B as the completion for the transfer of properties of transferred target after liquidation of the related properties and the liabilities in connection with manufacture facilities by Party A.

Clause 6 Modification and Rescission

Upon the occurrence of any of the following events, this Agreement may be modified or rescinded, but Parties shall sign modification or rescission agreement.

(1)	Any event of force majeure or/and any other events beyond Parties’ possible control causing the non-performance of this Agreement.

(2)	One of the Parties lose the actual ability to perform this Agreement

(3)	Non-performance by one of or both of the Parties causes that the performance of this Agreement may violate the interests of the Party that perform this Agreement.

(4)	When any changes in circumstances happen, Parties agree to modify or rescind this Agreement.

Clause 6 Disputes Settlement

(1)	Disputes of agreement effectiveness, performance, non-performance and rescission shall be settled through friendly negotiation.

(2)	Once the negotiation fails, any of the Parties may petition for arbitration or file a lawsuit to People’s Court in jurisdiction of Tianjin Qi Shi Leather Co. Ltd.

Clause 7 Terms and Date of Agreement Effectiveness

This Agreement enters into effectiveness once the legal representatives or authorized representatives of the Parties sign this Agreement.

Clause 8 This Agreement is in sextuplicate, each party holding three copies with the same effectiveness.

Shareholders of Party A	Party B: Tianjin Boai Pharmaceutical Co. Ltd

The authorized representative:
Li Guoping

Li Baoping	Xia Xuecheng

May 8, 2010